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                                                                  EXHIBIT (d)(2)


II.  Agreement
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     1.   Grant of Option.  The Board of the Company hereby grants to the
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Optionee named in the Notice of Grant attached as Part I of this Agreement (the
"Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

     If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

     2.   Exercise of Option.
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          (a)  Right to Exercise.  This Option is exercisable during its term in
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accordance with the Vesting Schedule set out in the Notice of Grant and the
applicable provisions of the Plan and this Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Agreement.

          (b)  Method of Exercise.  This Option is exercisable by delivery of an
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exercise notice (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of this Option unless
(i) a registration statement under the Securities Act of 1933 covering the Shares is effective, and (ii) such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3.   Method of Payment.  Payment of the aggregate Exercise Price shall
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be by any of the following, or a combination thereof, at the election of the
Optionee:

          (a)  cash; or

          (b)  check; or
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          (c)  delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender not greater than the aggregate Exercise Price of the Exercised Shares.

     4.   Non-Transferability of Option.  This Option may not be transferred
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in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee, only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5.   Term of Option.  This Option may be exercised only within the term
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set out in the Notice of Grant, and may be excised during such term only in accordance with the Plan and the terms of this Agreement.

     6.   Termination Period.  This Option may be exercised for three months
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after termination of employment or consulting relationship, or such longer period as may be applicable upon death or disability of Optionee as provided in the Plan, but in no event later than the term/expiration date.

     7.   Tax and Consequences.  Some of the federal and California tax
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consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)  Exercising the Option.
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               (i)  Nonqualified Stock Option ("NQO").  If this Option does not
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qualify as an ISO, the Optionee may incur regular federal income tax and
California income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               (ii) Incentive Stock Option ("ISO"). If this Option qualifies as
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an ISO, the Optionee will have no regular federal income tax or California income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

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          (b)  Disposition of Shares.
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               (i)  NQO. If the Optionee holds NQO Shares for at least one year,
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any amounts realized on disposition of the Shares in excess of the fair market value of the Shares at the date of exercise will be treated as long-term capital gain for federal income tax purposes.

               (ii) ISO.  If the Optionee holds ISO shares for at least one year
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after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

          (c)  Notice of Disqualifying Disposition of ISO Shares.  If the
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Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.

     8.   Acknowledgements of Optionee.  Optionee has reviewed the Plan and
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this Agreement in their entirety, has had an opportunity to obtain the advise of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT OT THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

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